news release

Encana announces amendment to its substantial issuer bid

CALGARY, August 14, 2019 – Encana Corporation (NYSE, TSX: ECA) announced today that it has amended its previously announced substantial issuer bid (the “Offer”) to purchase for cancellation up to US$213 million of its common shares (“Shares”) in order to vary the price range at which Shares may be tendered to the Offer.

Due to the decrease in the market price of the Shares since the date of the original Offer, which resulted in a condition to the Offer not being met, Encana has amended the price range of the Offer and has also amended the related condition pertaining to the market price of the Shares, as described in more detail below. The Offer is being made by way of a “modified Dutch Auction”, to allow shareholders who choose to participate in the Offer to individually select the price at which they will tender their Shares to the Offer, within a price range of not less than US$4.15 and not more than US$4.75 per Share (in increments of US$0.05 per Share) (the “Amended Price Range”). The Amended Price Range varies the original price range of not less than US$4.70 and not more than US$5.40 per Share. Upon expiry of the Offer, Encana will determine the lowest purchase price (which will not be more than US$4.75 per Share and not less than US$4.15 per Share) that will allow it to purchase the maximum number of Shares properly tendered to the Offer, and not properly withdrawn, for an aggregate purchase price not exceeding US$213 million.

In connection with the implementation of the Amended Price Range, Encana has also amended a condition of the Offer such that Encana may withdraw, vary or extend the Offer or may postpone the acceptance for payment of or the payment for Shares tendered pursuant to the Offer if, prior to take-up, there shall have occurred a decrease in excess of 10% of the market price of the Shares on the Toronto Stock Exchange or the New York Stock Exchange since the close of business on August 14, 2019. This is consistent with the condition contained in the original Offer, updated to align the reference market price to the date of the amended Offer.

As a result of the amendments to the Offer, the Offer will now expire at 5:00 p.m. (Eastern time) on August 28, 2019 (the “Amended Expiry Date”), unless further extended or withdrawn.

The Offer remains otherwise subject to the terms and conditions set forth in the tender offer statement on Schedule TO (the “Schedule TO”), offer to purchase and issuer bid circular, each dated July 8, 2019, as amended by a notice of variation and extension dated as of today’s date (the “Notice of Variation and Extension”). Encana will be mailing the Notice of Variation and Extension to all registered holders of the Shares together with an amended letter of transmittal (the “Amended Letter of Transmittal”) and an amended notice of guaranteed delivery (the “Amended Notice of Guaranteed Delivery”) each of which reflects the Amended Price Range. The Notice of Variation and Extension and the Amended Letter of Transmittal and Amended Notice of Guaranteed Delivery will also be available on Encana’s profile on SEDAR and EDGAR (at www.sedar.com and www.sec.gov). Shareholders are urged to review these documents carefully as they contain important details with respect to the amended Offer and the procedures that shareholders must follow in order to properly tender their Shares.

As a result of the amendment to the Offer, if a shareholder has previously tendered Shares, such tender is no longer valid, and the shareholder WILL BE REQUIRED TO PROPERLY RETENDER THEIR SHARES to accept the Offer. For greater certainty, any and all Shares previously tendered will be deemed to be withdrawn, and the shareholder must take additional steps if they wish to participate in the amended Offer.

Registered shareholders who had previously submitted a letter of transmittal (in its previous form) with their share certificate in respect of a tender of Shares at a price in the previous range and who wish to tender their Shares at a price in the Amended Price Range, are required to submit an Amended Letter of Transmittal to the depositary, which for the purpose of the amended Offer, will be deemed to be submitted with the share certificate currently held by the depositary. If a registered shareholder who had previously tendered Shares at a price in the previous range, does not submit an Amended Letter of Transmittal, the previously tendered Shares, in the absence of an Amended Letter of Transmittal, are no longer validly tendered and will not be accepted for take-up and payment, in which case the depositary will return such previously tendered Shares promptly following the Amended Expiration Date. Previously submitted share certificates will not be returned to shareholders prior to the Amended Expiration Date, unless requested in writing by such registered shareholder.

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Encana has engaged BMO Nesbitt Burns Inc. and BMO Capital Markets Corp. to act as financial advisors and dealer managers for the Offer and AST Trust Company (Canada) to act as depositary. Any questions or requests for information regarding the Offer may also be directed to the dealer managers or the depositary.

This news release is for informational purposes only and is not intended to and does not constitute an offer to purchase or the solicitation of an offer to sell Shares. The solicitation and the Offer will only be made pursuant to the Offer documents filed with securities regulatory authorities, including the Schedule TO, offer to purchase, issuer bid circular, letter of transmittal and related documents, each as amended by the Notice of Variation and Extension. The Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of offers to sell Shares would not be in compliance with the laws of that jurisdiction. None of Encana, its Board of Directors, the dealer managers or the depositary makes any recommendation to shareholders as to whether to tender or refrain from tendering any or all of their Shares pursuant to the Offer, whether shareholders should elect an auction tender or a purchase price tender or the purchase price or prices at which shareholders may choose to tender Shares. SHAREHOLDERS ARE STRONGLY URGED TO CAREFULLY READ THE SCHEDULE TO, OFFER TO PURCHASE, ISSUER BID CIRCULAR, THE LETTER OF TRANSMITTAL AND RELATED DOCUMENTS, EACH AS AMENDED BY THE NOTICE OF VARIATION AND EXTENSION, FILED WITH SECURITIES REGULATORY AUTHORITIES, AS THEY MAY BE AMENDED FROM TIME TO TIME, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain free copies of the Schedule TO, offer to purchase, issuer bid circular, the letter of transmittal, the Notice of Variation and Extension and related documents filed with the SEC at the website maintained by the SEC at www.sec.gov or with Canadian securities regulatory authorities at the website maintained by the Canadian Securities Administrators at www.sedar.com (in each case, when available). Shareholders may also obtain those materials from AST Trust Company (Canada), the depositary for the Offer. Shareholders are urged to read those materials carefully and consult with their financial, tax and legal advisors prior to making a decision to tender into the Offer.

ADVISORY REGARDING FORWARD-LOOKING STATEMENTS - This news release contains forward-looking statements or information (collectively, “FLS”) within the meaning of applicable securities legislation, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. FLS include: terms of the Offer, including price range and number of the Shares Encana may purchase under the Offer, and timing for completion of the Offer. FLS involve assumptions, risks and uncertainties that may cause such statements not to occur or results to differ materially. These assumptions include: future commodity prices and differentials; Share prices prior to completion of the Offer; and expectations and projections made in light of Encana’s historical experience and its perception of historical trends. Risks and uncertainties include: receipt of regulatory approvals for the Offer documents; satisfaction of conditions associated with the Offer, including the impact of Share price volatility on completing the Offer; commodity price volatility; impact of changes in credit rating and access to liquidity; changes in or interpretation of laws or regulations; and other risks and uncertainties as described in Encana’s Annual Report on Form 10-K and Quarterly Report on Form 10-Q and as described from time to time in Encana’s other periodic filings as filed on SEDAR and EDGAR.

Although Encana believes such FLS are reasonable, there can be no assurance they will prove to be correct. The above assumptions, risks and uncertainties are not exhaustive. FLS are made as of the date hereof and, except as required by law, Encana undertakes no obligation to update or revise any FLS.

Further information on Encana Corporation is available by contacting:

Investor contacts: (281) 210-5110 (403) 645-3550	Media contact: (281) 210-5253

SOURCE: Encana Corporation

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